UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2014

GOLD TORRENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-159300	None
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 Broadway Avenue

Suite 160

Boise ID 83706

(Address of principal executive offices) (Zip code)

208-343-1413

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:

Andrea Cataneo, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

(212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2014, Gold Torrent, Inc. (the “Company”) entered into a Spin-Off Agreement with David Strebinger (“Spin-Off Agreement”) pursuant to which the Company sold all intellectual property associated with the previous business of the Company, including all domain names, programming code and mobile technology platforms. In connection with the Spin-Off Agreement, the Company entered into Releases with David Strebinger, Wantsa Media (Canada) Inc., Caring Capital Corporation, and Chelber Real Estate (collectively, the “Releasors”) pursuant to which the Releasors released the Company from all liabilities in connection with an aggregate of $420,502.71 that the Company owed the Releasors.

The foregoing description of the principal terms of the Spin-Off Agreement and the Releases is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Exploration and Option Agreement, which is attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit 10.1 Spin-Off Agreement between the Company and David Strebinger

Exhibit 10.2 Release between the Company and David Strebinger

Exhibit 10.3 Release between the Company and Wantsa Media (Canada) Inc.

Exhibit 10.4 Release between the Company and Caring Capital Corporation

Exhibit 10.5 Release between the Company and Chelber Real Estate

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD TORRENT, INC.

Dated: November 20, 2014	By:	/s/ Ryan Hart
	Name:	Ryan Hart
	Title:	Chief Executive Officer

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